FOR IMMEDIATE RELEASE

CONTACT:            William J. Pasenelli
 Chief Financial Officer
                                 888.745.2265

TRI-COUNTY FINANCIAL CORPORATION
ANNOUNCES ANNUAL MEETING DATE

Waldorf, Maryland, March 28, 2012 - Tri-County Financial Corporation (OTCBB:TCFC), the holding company for Community Bank of Tri-County, announced today that its Annual Meeting of Stockholders will be held on Monday, May 7, 2012 at 10:00 a.m.in the Board Room at Community Bank of Tri-County, 3035 Leonardtown Road, Waldorf, Maryland.

Tri-County Financial Corporation is the bank holding company for Community Bank of Tri-County, which conducts business through its main office in Waldorf, Maryland, and nine branch offices in Bryans Road, California, Charlotte Hall, Dunkirk, La Plata, Leonardtown, Lusby, Prince Frederick and Waldorf, Maryland.